Report of Independent Auditors


The Board of Trustees and Shareholders
AmSouth Funds

We have audited the accompanying statements of assets and liabilities, including the schedules of portfolio investments, of AmSouth Funds (comprised of AmSouth Value Fund, AmSouth
Growth Fund, AmSouth Capital Growth Fund, AmSouth Large Cap
Fund, AmSouth Mid Cap Fund, AmSouth Small Cap Fund, AmSouth
Equity Income Fund, AmSouth Balanced Fund, AmSouth Select Equity Fund, AmSouth Enhanced Market Fund, AmSouth International Equity Fund, AmSouth Strategic Portfolios: Aggressive Growth Portfolio, AmSouth Strategic Portfolios: Growth Portfolio, AmSouth Strategic
Portfolios: Growth and Income Portfolio, AmSouth Strategic
Portfolios: Moderate Growth and Income Portfolio, AmSouth
Bond Fund, AmSouth Limited Term Bond Fund, AmSouth
Government Income Fund, AmSouth Limited Term U.S. Government
Fund, AmSouth Municipal Bond Fund, AmSouth Florida Tax-Exempt
 Fund, AmSouth Tennessee Tax-Exempt Fund, AmSouth Limited Term Tennessee Tax-Exempt Fund, AmSouth Prime Money Market Fund, AmSouth U.S. Treasury Money Market Fund, AmSouth Treasury Reserve Money Market Fund, AmSouth Tax-Exempt Money Market Fund and AmSouth Institutional Prime Obligations Money Market Fund) (the Funds) as of July 31, 2001, the related statements of operations for the year then ended, and the related statements of changes in net assets and financial highlights for each of the two years or periods then ended. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The statements of changes in net assets and the financial highlights presented herein for each of the respective years or periods ended July 31, 1999 were audited by other auditors whose report dated September 21, 1999 expressed an unqualified opinion. The statements of changes in net assets and the financial highlights presented herein for each of the respective years or periods ended December 31, 1999 were audited by other auditors whose report dated February 22, 2000 expressed an unqualified opinion.


We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of July 31, 2001, by correspondence with the custodians and others. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective portfolios comprising AmSouth Funds at July 31, 2001, the results of their operations, the changes in their net assets and their financial highlights for each of the two years or periods then ended, in conformity with accounting principles generally accepted in the United States.

Ernst and Young LLP
Columbus, Ohio
September 13, 2001